Exhibit 99.1
Gannett Announces Nomination of Independent Candidate to Board of Directors
Digital Product Leader Maha Al-Emam Nominated to Join the Board in June
McLEAN, VA – March 29, 2024 – Gannett Co., Inc. (“Gannett”, “we”, “us”, “our”, or the “Company”) (NYSE: GCI) today announced that its Board of Directors has nominated Maha Al-Emam, a former advisor for Warner Bros. Discovery Global Brand Franchise and also formerly a digital product leader at Apple, Inc., NBCUniversal Media, LLC, and Bloomberg, LP, for election to the Company’s Board of Directors at its upcoming annual meeting of stockholders on June 3, 2024. If elected, Ms. Al-Emam will join the Board of Directors as of such date. In addition, Maria M. Miller will not stand for re-election at Gannett’s 2024 Annual Meeting of Stockholders.
“We are pleased to announce Maha’s nomination and excited at the prospect of welcoming her to the Board,” said Michael Reed, Chairman and Chief Executive Officer of Gannett. “Maha brings a depth of digital product expertise across media, entertainment and retail companies that we believe will benefit Gannett as we continue our digital transformation. Her experience leveraging data insights to create seamless customer journeys, personalization and customization, and driving business growth will be particularly helpful to the Company’s strategy.”
Reed continued, “We are deeply appreciative to Maria for her many contributions and years of service to the Company. She joined us at a pivotal time when we were acquiring Gannett and creating the Company we have today, meaningfully influencing our integration and transformation to date.”
“I am looking forward to joining Gannett’s Board at this pivotal time in their transformation,” said Al-Emam. “I look forward to partnering with the Board and management team as they continue on the journey toward sustainable digital growth.”
Ms. Al-Emam has more than 20 years of product and technology experience as a digital media executive across media, entertainment, and retail companies. Most recently, she served in an advisory capacity for Warner Bros. Discovery’s Global Brand Franchise. Prior to that, she spent nearly seven years at Apple, Inc., most recently as the Managing Director for Digital Strategy and Product at Apple Retail Worldwide. Prior to her time at Apple, Ms. Al-Emam served as Vice President of eCommerce for NBCUniversal Media, LLC and prior to that, she served as Chief Product Officer for Bloomberg LP. Additionally, Ms. Al-Emam was Global Director of International Markets Technology for Wall Street Journal Digital Network.

Additional Information and Where to Find It
Gannett plans to file a proxy statement and accompanying solicitation materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the Annual Meeting. The proxy statement will contain important information about Gannett, the Annual Meeting, and related matters. Stockholders are urged to read the proxy statement and the accompanying solicitation materials when they become available because these documents will contain important information.
Participants in the Solicitation
Gannett, its directors, and certain of its executive officers and other agents may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Annual Meeting. Information regarding the names of Gannett’s directors, nominees, and executive officers and their respective interests in Gannett is set forth in Gannett’s annual report on Form 10-K and will be set forth in the proxy statement and accompanying solicitation materials. To the extent the holdings of Gannett securities by its directors and executive officers have changed since the amounts set forth in the proxy statement for the Annual Meeting, such changes will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. These documents (when they become available), are available free of charge on the SEC’s website at www.sec.gov or by visiting Gannett’s Investor Relations website at investors.gannett.com.
ABOUT GANNETT
Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. We endeavor to deliver essential content, marketing solutions, and experiences for curated audiences, advertisers, consumers, and stakeholders by leveraging our diverse teams and suite of products to enrich the local communities and businesses we serve.

Our current portfolio of trusted media brands includes the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. Our digital marketing solutions brand, LocaliQ, uses innovation and software to enable small and medium-sized businesses to grow, and USA TODAY NETWORK Ventures, our events division, creates impactful consumer engagements, promotions, and races.

Cautionary Statement Regarding Forward-Looking Statements
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Annual Meeting, stockholder approval of the Board’s proposals and nominees, expected timetables and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Words such as “expect(s)”, “plan(s)”, “will”, “look forward” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, the proxy statement and other solicitation materials prepared in connection with the Annual Meeting, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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MEDIA CONTACT
Lark-Marie Antón
Chief Communications Officer
(646) 906-4087
lark@gannett.com
INVESTOR RELATIONS
Matt Esposito
Investor Relations
(703) 854-6708
investors@gannett.com